Exhibit 99.1

Contact:	Andy Albert/John Patenaude Nashua Corporation 847-318-1710/603-880-2145
Judy Brennan/Rich Coyle
Citigate Sard Verbinnen
212-687-8080

NASHUA CORPORATION MOVES TO THE NASDAQ STOCK MARKET
Will Trade Under Symbol “NSHA” Beginning September 13, 2005
     NASHUA, N.H., September 7, 2005 — Nashua Corporation (NYSE: NSH), a manufacturer and marketer of labels, thermal specialty papers and imaging products, today announced that it will move the listing of its common stock from the New York Stock Exchange to The NASDAQ Stock Market® effective Tuesday, September 13, 2005, where it will trade under the symbol “NSHA.” Until that time, Nashua’s stock will continue trading on the New York Stock Exchange under the symbol “NSH.”
     “We are delighted to be associated with The NASDAQ Stock Market, which, like Nashua, prides itself on innovation and the quality of its operations,” said Andrew Albert, Nashua’s Chairman, President and Chief Executive Officer. “We believe that NASDAQ’s electronic multiple market maker structure will provide our company with enhanced exposure to U.S. and international investors. As the world’s largest electronic stock market, NASDAQ promotes innovation and attracts leading growth companies from a diverse group of sectors. We are looking forward to being a part of The NASDAQ Stock Market®.”
     “We are proud to welcome Nashua to The NASDAQ Stock Market and to our family of innovative, industry-leading companies. We look forward to offering Nashua investors the benefits of our highly efficient, technologically advanced trading platform,” said Bruce Aust, Executive Vice President of NASDAQ.
About Nashua
Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. Nashua’s products include thermal coated papers, pressure-sensitive labels, colored copier papers, bond, point of sale, ATM and wide format papers, entertainment tickets, as well as toners, developers, and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found at www.nashua.com.

About NASDAQ®
NASDAQ® is the largest electronic screen-based equity securities market in the United States. With approximately 3,300 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at www.nasdaq.com or the NASDAQ Newsroom at www.nasdaq.com/newsroom/.
Forward-looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “will,” “should,” “anticipates” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the timing of listing and trading on The NASDAQ Stock Market and whether such listing and trading will occur at all, the Company’s future capital needs and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, the settlement of various tax issues, and other risks set forth in the Company’s filings with the Securities and Exchange Commission, and the information set forth herein should be read in light of such risks. In addition, any forward-looking statements represent the Company’s estimates only as of the date of this press release and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change.